UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

DYADIC INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DYADIC INTERNATIONAL, INC.

1044 North U.S. Highway One, Suite 201

Jupiter, Florida 33477

(561) 743-8333

Dear Shareholder:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders (“the Annual Meeting”) of Dyadic International, Inc. (“Dyadic”), which will be held on June 18, 2026 at 10 a.m. Eastern Daylight Savings Time. The Annual Meeting will be conducted in virtual format only. You will not be able to attend the Annual Meeting in person. Shareholders can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/DYAI2026.

At the Annual Meeting, you will be asked to consider and vote on the proposals described in the Notice of 2026 Annual Meeting of Shareholders and Proxy Statement, which accompany this letter. We urge you to read these materials carefully. During the Annual Meeting, you will be able to submit questions real-time through the meeting portal.

We hope that you will be able to attend the Annual Meeting, but in any event, we ask that you please vote your shares using the internet or, if you received paper copies of the proxy materials, by calling the toll-free telephone number specified in the proxy card or completing and mailing the proxy card in the postage-paid envelope provided to ensure that your shares will be represented at the Annual Meeting. Instructions on using each of these voting methods are outlined in the Proxy Statement. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

On behalf of the board of directors, I would like to express our appreciation for your continued support and interest in Dyadic. We look forward to your participation at the Annual Meeting.

Sincerely,

/s/ Mark Emalfarb
Mark Emalfarb
Chief Executive Officer

Jupiter, Florida

May [11], 2026

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 18, 2026

VIRTUAL MEETING ONLY - NO PHYSICAL MEETING LOCATION

To the Shareholders of Dyadic International, Inc.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Dyadic International, Inc., a Delaware corporation (“Dyadic,” “we,” “us”, “our”, or the “Company”), will be held on June 18, 2026 at 10 a.m. Eastern Daylight Savings Time, via live webcast at www.virtualshareholdermeeting.com/DYAI2026 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice of 2026 Annual Meeting of Shareholders:

1.	To elect one Class I director to our Board to serve until the Company’s 2029 Annual Meeting of Shareholders or until his successor is duly elected and qualified;

2.	To approve the Board of Directors’ authorization to amend, at its discretion, the Company’s Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share, by a ratio in the range of 2:1 to 10:1, to be determined by the Board of Directors;

3.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;

4.	To cast an advisory vote to approve the compensation of the Company’s Named Executive Officers; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to virtually attend the Annual Meeting. To participate in the Annual Meeting, you will need your 16-digit control number included on your Notice Regarding the Availability of Proxy Materials or on your proxy card or voting instruction form, as applicable.

Only shareholders of record at the close of business on April 24, 2026, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of ten days prior to the Annual Meeting, at the Company’s principal place of business at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477. If our headquarters are closed for any reason during such period, the list of registered shareholders entitled to vote at the Annual Meeting will be made available for inspection upon request via email to prawson@dyadic.com, subject to our satisfactory verification of shareholder status.

We encourage shareholders to vote in advance of the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please promptly cast your vote in one of the ways described below:

●	Vote by Internet: www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight Savings Time, on June 17, 2026. Have the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form, as applicable, in hand when you access the above website and follow the instructions to obtain your records and to create an electronic voting instruction form.

●	Vote by Telephone: 1-800-690-6903

Use any touch-tone telephone to transmit your voting instruction. Vote by 11:59 p.m., Eastern Daylight Savings Time, on June 17, 2026. Have your proxy card in hand when you call and follow the instructions.

●	Vote by Mail.

If you receive paper copies of the proxy materials, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

●	Vote During the Annual Meeting.

You can vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/DYAI2026. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form, as applicable.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

If you hold your shares through a broker, bank, or other nominee, you should receive separate voting instructions from the firm holding your shares describing the procedure for voting those shares. You may complete and mail a voting instruction form to your broker or nominee or, in most cases, submit voting instructions by telephone or the internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed.

Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. Your proxy is revocable in accordance with the procedures set forth in the attached Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark Emalfarb
Mark Emalfarb
Chief Executive Officer

Jupiter, Florida

May [11], 2026

INTERNET AVAILABILITY OF PROXY MATERIALS

*****IMPORTANT NOTICE*****

This Notice of 2026 Annual Meeting of Shareholders, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available online at https://dyadic.com/investors/annual-meeting-and-proxy/ and can be accessed at www.proxyvote.com.

DYADIC INTERNATIONAL, INC.

1044 North U.S. Highway One, Suite 201

Jupiter, Florida 33477

(561) 743-8333

PROXY STATEMENT

2026 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

JUNE 18, 2026

VIRTUAL MEETING ONLY - NO PHYSICAL MEETING LOCATION

The Board of Directors of the Company (the “Board”) is soliciting proxies for the 2026 Virtual Annual Meeting of Shareholders of Dyadic International, Inc. (the “Annual Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

This Proxy Statement contains information related to the Annual Meeting to be held on June 18, 2026 at 10 a.m. Eastern Daylight Savings Time, and at any adjournments or postponements thereof. The Annual Meeting will be conducted in virtual format only. Shareholders will not be able to attend the Annual Meeting in person. Shareholders can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/DYAI2026.

The Board set April 24, 2026 as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote. There were 36,438,703 shares of the Company’s common stock outstanding as of the record date.

This Notice of 2026 Annual Meeting of Shareholders and Proxy Statement, the accompanying proxy card and Annual Report for the fiscal year ended December 31, 2025 (the “Annual Report”) are being mailed to shareholders on or about May [11], 2026. Additionally, these proxy materials are available on our hosted website as noted below, which contains instructions on how to access and submit your proxy through the internet.

INTERNET AVAILABILITY OF PROXY MATERIALS

*****IMPORTANT NOTICE*****

The Notice of 2026 Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, we are asking shareholders:

●	To elect one Class I director for a term ending in 2029;

●	To approve the Board’s authorization to effect, at its discretion, a Reverse Stock Split on the terms contained in this Proxy Statement;

●	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2026;

●	To cast a non-binding, advisory vote to approve the 2025 compensation of the Company’s Named Executive Officers; and

●	To transact such other business properly brought before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Who is entitled to notice of and to vote at the Annual Meeting?

You are entitled to vote, by proxy, at the Annual Meeting if you owned shares of our common stock as of the close of business (5:00 p.m. Eastern Daylight Savings Time) on April 24, 2026, the record date of the Annual Meeting. Holders of record of our common stock on the record date are entitled to one vote per share at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. Shareholders will need a control number to attend the Annual Meeting. For registered shareholders, the control number can be found on their Notice Regarding the Availability of Proxy Materials or proxy card.

What shares may I vote?

You may vote all shares you owned as of the record date. These include: (1) shares owned directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank, or another nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

If our shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record regarding those shares. As the shareholder of record, you have the right to grant your proxy directly to us to vote your shares at the Annual Meeting, using the control number on the Notice Regarding the Availability of Proxy Materials or proxy card to log into www.virtualshareholdermeeting.com/DYAI2026.

If you hold our shares in a stock brokerage account or through a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name”, and these proxy materials have been forwarded to you by your stockbroker, bank, or another nominee. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee how to vote and you are also invited to attend the Annual Meeting via the internet and vote during the meeting. Beneficial owners who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website. Instructions should be provided on the voting instruction form provided by your stockbroker, bank, or another nominee.

How do I vote?

Shareholders at the close of business on April 24, 2026 can vote at the Annual Meeting via proxy in the manner described herein.

Any shareholder who holds shares in “street name” through a broker, bank or other nominee should receive separate instructions from the firm holding his or her shares describing the procedure for voting those shares. You should follow the voting instructions provided by your broker, bank or other nominee when voting your shares. You may complete and mail a voting instruction form to your broker, bank, or another nominee or, in most cases, submit voting instructions by telephone or the internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed.

Shareholders of record may vote in the following ways:

●	Vote by Internet: www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight-Saving Time, on June 17, 2026. Have the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials or your proxy card in hand when you access the above website and follow the instructions to obtain your records and to create an electronic voting instruction form.

●	Vote by Telephone: 1-800-690-6903
If you receive paper copies of the proxy materials, use any touch-tone telephone to transmit your voting instruction. Vote by 11:59 p.m., Eastern Daylight Savings Time, on June 17, 2026. Have your proxy card in hand when you call and follow the instruction.

●	Vote by Mail.
If you receive paper copies of the proxy materials, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

●	Vote During the Annual Meeting.
You can vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/DYAI2026. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials or on your proxy card.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

If you have any questions about how to vote or direct a vote in respect of your Dyadic common stock, you may contact either our corporate office at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477, Attention: Ping Rawson, telephone: (561) 743-8333 or Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, telephone: (631) 257-4339.

Can I submit questions at the Annual Meeting?

Yes. During the live virtual meeting, you will be able to submit questions real-time through the meeting portal.

Can I change my vote after I return my proxy card?

Yes. If you voted by mail, you may revoke your proxy at any time before it is exercised by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Annual Meeting or by giving written notice to the Secretary. If you voted via the internet or by phone, you may change your vote with a timely and valid later internet or telephone vote, or by voting by ballot at the Annual Meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Secretary before the proxy is exercised, or (2) you vote by ballot at the Annual Meeting.

If your shares are held in street name, you should contact the institution that holds your shares to change your vote.

Is my vote confidential?

Yes. All votes remain confidential unless you provide otherwise.

How are votes counted?

Before the Annual Meeting, our Board will appoint one or more inspectors of election for the Annual Meeting. The inspector(s) will determine the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes for or against any matter for which the shareholder has indicated their intention to abstain or withhold their vote. Broker non-votes, which occur when shares held in street name by brokers, banks or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes for or against that particular matter. Broker non-votes will be treated as present for purposes of determining the existence of a quorum.

What percentage of our outstanding common stock do our directors and executive officers own?

As of April 24, 2026, our directors and executive officers owned, or had the right to acquire within 60 days through the exercise of options, approximately 20.9% of our outstanding common stock. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” below for more details.

What are the Board’s recommendations?

The Board recommends a vote FOR:

●	Election of one Class I director for a term ending in 2029;

●	The approval of the Board’s authorization to effect, at its discretion, a Reverse Stock Split on the terms contained in this Proxy Statement;

●	Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2026; and

●	Non-binding, advisory vote to approve the 2025 compensation of the Company’s Named Executive Officers; and

Unless you give other instructions on your proxy card, the person named as a proxy on the proxy card will vote FOR the proposals set forth above.

We do not expect that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the Annual Meeting. No proxy that is voted against all the proposals will be voted in favor of any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies.

What constitutes a quorum?

If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the Annual Meeting, a quorum will be present at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Shares held by persons attending the Annual Meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the Annual Meeting for purposes of determining the presence or absence of a quorum.

Applicable stock exchange rules determine whether a proposal presented at a shareholder meeting is routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the beneficial owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner. Therefore, if you do not give your broker or other entity specific instructions, your shares will not be voted on non-routine matters. However, the broker non-votes will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists.

The election of directors and the non-binding, advisory vote to approve the 2025 compensation of the Company’s Named Executive Officers are considered non-routine proposals. Each of the ratification of the appointment of Crowe LLP to serve as our independent auditor and approval of the Board’s authorization to effect, at its discretion, a Reverse Stock Split on the terms contained in this Proxy Statement is considered a routine proposal.

What vote is required to approve the proposals?

Proposal 1: Election of Class I Director. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereat is required for the election of the Class I director nominee. You may vote FOR or WITHHOLD with respect to this proposal. Only votes FOR will be counted in determining whether a plurality has been cast in favor of a director. Votes WITHHELD and broker non-votes will not be counted as votes on this proposal, although they will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Proposal 2: The Board’s Authorization to Effect, at its Discretion, a Reverse Stock Split on the Terms Contained in this Proxy Statement. The approval of the Board’s authorization to effect, at its discretion, a Reverse Stock Split on the terms contained in this Proxy Statement requires the affirmative vote of at least a majority of the voting power of the votes cast. You may vote FOR, AGAINST, or ABSTAIN with respect to this proposal. A properly executed proxy marked ABSTAIN will not be counted as a vote on this proposal. Brokers have discretion to vote shares with respect to this proposal absent shareholder instructions.

Proposal 3: Ratification of Appointment of Crowe LLP as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of all shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereat is required to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We are not required to submit this matter to a vote of shareholders for ratification; however, our Board is doing so, based upon the recommendation of its audit committee, as a matter of good corporate practice. You may vote FOR, AGAINST, or ABSTAIN with respect to this proposal. A properly executed proxy marked ABSTAIN will be considered as a vote AGAINST the proposal. Brokers have discretion to vote shares with respect to this proposal absent shareholder instructions.

Proposal 4: Non-Binding, Advisory Vote to Approve 2025 Named Executive Officers Compensation. The affirmative vote of a majority of all shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereat is required to approve, on an advisory basis, the compensation of our Named Executive Officers. You may vote FOR, AGAINST, or ABSTAIN with respect to approval of the compensation of the Company’s Named Executive Officers. A properly executed proxy marked ABSTAIN with respect to this proposal will be considered as a vote AGAINST the proposal. Broker non-votes will not be counted as votes on this proposal, although they will be counted for purposes of determining whether there is a quorum. Additionally, because your votes are advisory on this proposal, they will not be binding on the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Named Executive Officers’ compensation.

Other Items. In the event other items are properly brought before the Annual Meeting, the affirmative vote of a majority of all shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereat will be required for approval. A properly executed proxy marked ABSTAIN with respect to any such matter will be counted as a vote AGAINST the proposal.

Who pays for the preparation of the proxy and soliciting proxies?

This solicitation is made by the Company. We will pay the cost of preparing, assembling and mailing the Notice Regarding the Availability of Proxy Materials and printed proxy materials, as applicable. In addition to the use of mail, our directors, officers, and employees may solicit proxies by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

What should I have received to enable me to vote?

On or about May 11, 2026, we mailed to our shareholders this Notice of 2026 Annual Meeting of Shareholders and Proxy Statement and the Annual Report. Additionally, these proxy materials are available on our hosted website at www.proxyvote.com, which contains instructions on how to access and submit your proxy through the internet.

How can I obtain additional copies?

The Notice of 2026 Annual Meeting of Shareholders, Proxy Statement and our Annual Report are available online at https://dyadic.com/investors/annual-meeting-and-proxy/ and may be accessed at https://materials.proxyvote.com/26745T.

For copies of this Proxy Statement and the enclosed proxy card, please contact either our corporate office at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477, Attention: Ping Rawson, telephone: (561) 743-8333 or Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, telephone: (631) 257-4339.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 24, 2026 (except as noted below), by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
●	each of our directors, director nominee and named executive officers; and
●	all our current directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported based on regulations of the Securities and Exchange Commission (the “SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within sixty (60) days of April 24, 2026. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

As of April 24, 2026, the Company had 36,438,703 shares of common stock outstanding, with an additional 12,253,502 shares held in treasury. The beneficial ownership table below includes those shares of common stock underlying options that are exercisable and notes that are convertible within sixty (60) days of April 24, 2026, but excludes those shares issued or repurchased after April 24, 2026.

			Number of	Percentage of
		Options or	Common	Common
	Number of	Other	Share	Share
	Shares of	Securities	Equivalents	Equivalents
	Common	Exercisable	Beneficially	Beneficially
Name and Address of Beneficial Owner (1)	Stock Held	within 60 Days	Owned	Owned (%) (2)

Five Percent Shareholders:

Mark A. Emalfarb(3)	4,832,667	1,945,381	6,778,048	17.7%
The Francisco Trust U/A/D February 28, 1996(4)	3,410,664	952,381	4,363,045	11.7%

Named Executive Officers and Directors:
Mark A. Emalfarb(3)	4,832,667	1,945,381	6,778,048	17.7%
Ping W. Rawson	170,151	751,765	921,916	2.5%
Joseph Hazelton	191,758	155,313	347,071	*
Patrick Lucy	72,311	137,812	210,123	*
Jack Kaye	81,201	617,500	698,701	1.9%
Seth J. Herbst, MD	202,311	455,000	657,311	1.8%
Ronen Tchelet, Ph.D	50,897	510,000	560,987	1.5%
All executive officers and directors as a group (7 persons)(5)	5,550,399	4,062,771	9,613,170	20.9%

Notes:

(*)	Less than 1%.
(1)	Except as otherwise noted, the address for each shareholder is c/o Dyadic International, Inc., 1044 North U.S. Highway One, Suite 201, Jupiter, FL 33477.
(2)	Based on shares of common stock outstanding as of April 24, 2026. Shares of common stock subject to options that are exercisable and notes that are convertible within 60 days after such date are deemed outstanding for purposes of computing the percentage of the person holding such options but are not deemed outstanding for purposes of computing the percentage of any other person.
(3)	Includes 4,832,667 shares, as well as 952,381 shares underlying a Convertible Note convertible at the holder’s option at any time, in each case, held by the MAE Trust U/A/D October 1, 1987 (the “MAE Trust”). As its sole beneficiary and sole trustee, Mr. Emalfarb has sole voting and dispositive power over all shares held through the MAE Trust. In addition, Mr. Emalfarb holds 993,000 shares of common stock underlying options that are presently exercisable.
(4)	Based on a Schedule 13G/A filed by the Francisco Trust U/A/D February 28, 1996 (the “Francisco Trust”) on February 6, 2025. Per the Schedule 13G/A, the Francisco Trust has sole voting and dispositive power over 3,410,664 shares of common stock. Francisco Trust also holds 952,381 shares underlying a Convertible Note convertible at the holder’s option at any time. The trustee of the Francisco Trust is Thomas Emalfarb, nephew of Mr. Mark A. Emalfarb, our Chief Executive Officer, and the beneficiaries thereof are the spouse and descendants of Mark A. Emalfarb. The address of the Francisco Trust is 606 Dauphine Avenue, Northbrook, IL 60062. Mr. Thomas Emalfarb disclaims beneficial ownership of such shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(5)	Includes all current directors and all executive officers.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in that ownership to the SEC. Based solely on a review of the copies of Forms 3, 4 and 5 filed with the SEC and on written representations from certain reporting persons, we believe that, during 2025, our directors, executive officers and 10% shareholders complied with the Section 16(a) filing requirements on a timely basis, except that the Francisco Trust did not file a Form 4 required to disclose an amendment to its Convertible Note on December 23, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Board has determined that the audit committee of the Board (the “Audit Committee”) is best suited to review and approve transactions with related persons, to the extent reportable under Item 404 of Regulation S-K. Prior to entering into such a transaction with a related person, (a) the director, executive officer, nominee or significant holder who has a material interest (or whose immediate family member has a material interest) in the transaction or (b) the business unit or function/department leader responsible for the potential transaction with a related person is required to provide notice to the Chairman of the Audit Committee (the “Audit Committee Chairman”) of the material facts and circumstances of the potential transaction with a related person and such information concerning the transaction as the Audit Committee Chairman may reasonably request. If the Audit Committee Chairman determines that the proposed transaction is a related person transaction, the proposed related person transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the Audit Committee Chairman determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Audit Committee Chairman possesses delegated authority to act between Audit Committee meetings.

The Audit Committee will consider all the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the availability of other sources for comparable products or services; (c) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration, or approval of any related person transaction if such member, or any of his or her immediate family members, is the related person. The Audit Committee or Audit Committee Chairman, as applicable, will convey the approval or disapproval of the transaction to the Chief Executive Officer or Secretary, who will convey the decision to the appropriate persons within the Company. The Audit Committee Chairman will report to the Audit Committee at the next Audit Committee meeting any approval under this policy made by the chairperson pursuant to delegated authority.

In the event we become aware of a related person transaction covered by our policy that has not been previously approved or previously ratified under this procedure, and such transaction is pending or ongoing, it will be submitted to the Audit Committee or Audit Committee Chairman, as applicable, promptly, and the Audit Committee or Audit Committee Chairman will consider all the relevant facts and circumstances available to the Audit Committee or Audit Committee Chairman as provided above. Based on the conclusions reached, the Audit Committee or Audit Committee Chairman, as applicable, will evaluate all options, including but not limited to, ratification, amendment, or termination of the related person transaction.

Other than as disclosed below, the Company was not a participant to any related person transactions reportable under Item 404 of Regulation S-K during its last fiscal year, the previous fiscal year or the subsequent stub period through the date of this Proxy Statement, and no such transaction is currently proposed.

On March 8, 2024, the Company issued an aggregate principal amount of $6.0 million of its 8.0% Senior Secured Convertible Promissory Notes (the “Convertible Notes”) in a private placement. The purchasers of the Convertible Notes included immediate family members and family trusts related to Mark Emalfarb, our Chief Executive Officer and a member of our Board of Directors, including The Francisco Trust, an existing holder of more than 5% of the Company’s outstanding common stock (collectively, the “Purchasers”). The net proceeds from the sale of Convertible Notes, after deducting offering expenses, were $5,824,326

The Convertible Notes are senior, secured obligations of Dyadic and its affiliates, and interest is payable quarterly in cash on the principal amount equal to 8% per annum. The Convertible Notes, as amended, will mature on December 31, 2027 (the “Maturity Date”), unless earlier converted, repurchased, or redeemed in accordance with the terms of the Convertible Notes. The Convertible Notes can be converted into shares of common stock, at the option of the holders of the Convertible Notes (the “Noteholders”) at any time prior to the Maturity Date.

On May 1, 2025, the Company amended the Convertible Notes to extend the Redemption Date (as defined in the Convertible Notes) to December 1, 2026. On September 15, 2025, the Company amended the security agreement to reflect updates to the Secured Parties (as defined in the security agreement) thereunder, including the addition of a trust for the benefit of the Company’s Chief Executive Officer, Mark Emalfarb, as a result of his purchase and assignment to him of one of the Notes from an existing note holder in a principal amount of $1,000,000. On December 23, 2025, the Company entered into an additional amendment to the Convertible Notes, pursuant to which (i) the Maturity Date (as defined in the Convertible Notes) was extended from March 8, 2027 to December 31, 2027, (ii) the conversion price at which the Convertible Notes are convertible into shares of the Company’s common stock was set at $1.05 per share of common stock (from previously higher prices of $1.79 and later $1.40), and (iii) except in the case of an Event of Default (as defined in the Convertible Notes), the holders no longer have the right to elect to have the Company redeem all, or any part, of the principal amount then remaining under the Convertible Notes.

The Convertible Notes contain customary covenants, and the securities purchase agreement relating to the Convertible Notes also contains certain affirmative and negative covenants (including, without limitation, restrictions on our ability to incur indebtedness, permit liens, make dividends or certain debt payments or consummate certain affiliate transactions). The Company was in compliance with its covenants with respect to the Convertible Notes as of April 24, 2026.

As of April 24, 2026, $910,000 of Convertible Notes have been converted into 556,623 shares of the Company’s common stock, and the remaining Convertible Notes payable consisted of the following:

Holder	Convertible Note Principal	Conversion to Common Stock	Principal Outstanding
Mark A. Emalfarb Trust (1)	$1,000,000	—	$1,000,000
Francisco Trust dated 2/28/1996 (2)	$1,000,000	—	$1,000,000
Bradley Emalfarb (3)	$500,000	$(500,000)	—
Bradley Scott Emalfarb Irrevocable Trust (3)	$410,000	$(410,000)	—
Emalfarb Descendent Trust (4)	$90,000	—	$90,000
Other (non-related persons)	$3,000,000	—	$3,000,000
Total	$6,000,000	$(910,000)	$5,090,000

Notes:

(1)	On September 15, 2025, the MAE Trust purchased and was assigned $1,000,000 of the Convertible Notes from another third party holder of the Convertible Notes. Mr. Mark A. Emalfarb, our Chief Executive Officer, is the sole beneficiary and serves as sole trustee of the MAE Trust and has sole voting and dispositive power over the shares of common stock held by the MAE Trust. As of December 31, 2025, the amount of accrued interest for the MAE Trust was $20,000.
(2)	Mr. Thomas Emalfarb, nephew of Mr. Mark A. Emalfarb, our Chief Executive Officer, is the trustee of the Francisco Trust. Mr. Thomas Emalfarb may be deemed to have voting and dispositive power with respect to the shares of common stock held by the Francisco Trust, and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. As of December 31, 2025, the amount of accrued interest for the Francisco Trust was $20,000.
(3)	Mr. Bradley S. Emalfarb, the brother of our Chief Executive Officer Mr. Mark A. Emalfarb, is the sole beneficiary of the Irrevocable Trust and has been granted full investment discretion over the shares in the trust by its trustee. Therefore, Mr. Bradley S. Emalfarb may be deemed to have voting and dispositive power with respect to the shares of common stock held by the Irrevocable Trust, and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. In 2024, $500,000 of the Convertible Notes held by Mr. Bradley S. Emalfarb were converted into 294,891 shares of the Company’s common stock and $410,000 of the Convertible Notes held by Bradley Scott Emalfarb Irrevocable Trust were converted into 261,732 shares of the Company’s common stock. As of December 31, 2025, there was no accrued interest for Bradley Emalfarb and Bradley Scott Emalfarb Irrevocable Trust.
(4)	Messrs. Thomas Emalfarb, Scott Emalfarb and Michael Emalfarb, nephews of Mr. Mark A. Emalfarb, our Chief Executive Officer, are co-trustees of the Emalfarb Descendant Trust and may therefore be deemed to have shared voting and dispositive power over the shares of common stock held by the Emalfarb Descendant Trust. Each disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. As of December 31, 2025, the amount of accrued interest for the Emalfarb Descendant Trust was $1,800.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes certain corporate governance matters relating to the Company, including information about director independence, Board and Committee structure, function and composition, charters, policies, and procedures. For additional information on the Company’s corporate governance, including copies of the charters approved by the Board for the Audit Committee, the Compensation Committee of the Board (the “Compensation Committee”), and the Nominating Committee of the Board (the “Nominating Committee”) and the Company’s Code of Conduct and Ethics, please visit the “Investors” section of the Company’s web site at https://dyadic.com/investors/corporate-governance/ under Corporate Governance.

Board of Directors and Committees

Board of Directors and Leadership Structure

The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s shareholders, and its primary purpose is to build long-term shareholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that, in accordance with good corporate governance, require Board approval. It also holds annual meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings. The Board held nine (9) meetings during 2025 and each of our directors attended all those meetings in person or by teleconference.

We have a classified Board currently fixed at four members. We believe the current composition of our Board, including the experience, skills and background of our current directors, is well suited to serving the unique needs of our business, and the best interests of our shareholders. Given our current size, industry and strategic position, we believe a Board of four members will continue to foster deep collaboration, efficient operation and effective oversight for the benefit of our shareholders.

We separate the roles of Chairman of the Board and Chief Executive Officer. We believe that having an independent Chairman promotes a greater role for the independent directors in the oversight of the Company, including oversight of material risks facing the Company, encourages active participation by the independent directors in the work of our Board, enhances our Board’s role of representing shareholders’ interests and improves our Board’s ability to supervise and evaluate our Chief Executive Officer and other executive officers. Further, separation of the Chairman and Chief Executive Officer roles allows our Chief Executive Officer to focus on operating and managing the Company while leveraging our independent Chairman’s experience and perspectives.

The Board’s Role in Risk Oversight

Our Board, as a whole and at the committee level, has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s business and operations, including with respect to liquidity, financial reporting, governance and compliance, information technology and data security, as well as the risks associated with these activities.

Independence of Directors

In evaluating the independence of its members and the composition of the committees of the Board, the Board utilizes the definition of independence as that term is defined under the published listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relation exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company each director’s business and personal activities as they may relate to the Company and the Company’s management. We believe that Dr. Herbst, as well as Messrs. Kaye and Lucy (as well as Mr. Tarnok and Dr. Bose, during the period of 2025 in which he served) qualify as independent directors. In addition, our Board has determined that each member of our Audit Committee and Compensation Committee is independent and is otherwise qualified to be a member of the Audit Committee or Compensation Committee, as applicable, in accordance with the rules of the SEC and Nasdaq.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, and a Nominating Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The following table provides membership information for each of the Board committees:

Name	Audit	Compensation	Nominating
Patrick Lucy	X	X*	X
Seth J. Herbst, M.D.	X	X	X*
Jack L. Kaye	X*	X	—
Mark A. Emalfarb	—	—	—

* Committee Chairman

Audit Committee. The Audit Committee held four (4) meetings during the year ended December 31, 2025. The Audit Committee has oversight responsibility for the quality and integrity of our consolidated financial statements. A copy of the Charter of the Audit Committee is available on our website, located at www.dyadic.com. The Audit Committee meets privately with members of our independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews its performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee. The primary functions of the Audit Committee are to oversee (i) the audit of our consolidated financial statements and (ii) our internal financial and accounting processes.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board has examined the composition of our Audit Committee and the qualification of our Audit Committee members in considering the current rules and regulations governing audit committees. Based upon this examination, our Board has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, Nasdaq requires that at least one member of the audit committee have a heightened level of financial and accounting sophistication, and the SEC requires us to disclose whether the committee has at least one “audit committee financial expert” under the SEC’s rules, and if not, the reasons why. Our Board has determined that Mr. Kaye meets Nasdaq’s standard of financial and accounting sophistication, and is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Please see Mr. Kaye’s biography included in this Proxy Statement for a description of his relevant experience.

Compensation Committee. The Compensation Committee held two (2) meetings during the year ended December 31, 2025. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.dyadic.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer, Chief Financial Officer, and other key personnel of the Company, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer, Chief Financial Officer, and other key personnel of the Company on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers and key personnel. From time to time, the Company engages compensation consultants to evaluate compensation of all Company officers and Board members. The Compensation Committee then uses discretion in applying these ranges to the individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself.

Nominating Committee. The Nominating Committee held two (2) meetings during the year ended December 31, 2025. The Nominating Committee’s functions include: establishing criteria for the selection of new directors to serve on the Board; identifying individuals believed to be qualified as candidates to serve on the Board; recommending candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting; reviewing the Board’s committee structure and recommending to the Board the directors to serve on the committees of the Board; recommending members of the Board to serve as the respective chairs of the committees of the Board; developing and recommending to the Board, for its approval, a periodic self-evaluation process of the Board and its committees and, based on those results, making recommendations to the Board regarding those board processes; and performing any other activities consistent with the committee’s charter, our bylaws and applicable law as the committee or the Board deems appropriate. A copy of the Charter of the Nominating Committee is available on our website, located at www.dyadic.com.

The Nominating Committee does not currently have any formal minimum qualification requirements that must be met by a nominee to serve as a member of the Board. The Nominating Committee will consider all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industries in which we operate, specific skills, general business acumen and the highest personal and professional integrity. The Nominating Committee generally seeks individuals with broad experience at the policy-making level in business, or with industry expertise. While we do not have a formal diversity policy for Board membership, we look for potential candidates that help ensure that the Board has the benefit of a wide range of attributes. We believe that all our directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must also represent the interests of all shareholders.

The Nominating Committee currently has no fixed process for identifying new nominees for election as a director, thereby retaining the flexibility to adapt its process to the circumstances. The Nominating Committee has the ability, if it deems it necessary or appropriate, to retain the services of an independent search firm to identify new director candidates. The Nominating Committee has determined that it will consider any potential candidate proposed by a member of our Board or senior management. Any director candidate so proposed will be personally interviewed by at least one member of the Nominating Committee and our Chief Executive Officer and their assessment of his or her qualifications will be provided to the full Nominating Committee.

Our policy and procedures regarding director candidates recommended by shareholders are contained in the Nominating Committee’s charter. The Nominating Committee will consider the candidate based on the same criteria established for selection of director nominees generally. The Nominating Committee reserves the right to reject any candidate in its discretion, including, without limitation, rejection of a candidate who has a special interest agenda other than the best interests of the Company and the shareholders, generally. Any shareholder who wishes to recommend for the Nominating Committee’s consideration a director candidate should abide by the procedures under “Shareholder Proposals for the 2027 Annual Meeting.”

Shareholder Communications

Our Board believes that it is important for our shareholders to have a process to send communications to the Board. Accordingly, shareholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to the Secretary of the Company at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “shareholder-director communication.” All such letters must identify the author as the shareholder and clearly state whether the intended recipients of the letter are all the members of our Board or certain specified individual directors. The Secretary will circulate these communications to the applicable director or directors, as appropriate.

Human Capital

The Company believes that its success depends on the ability to attract, develop, retain, and incentivize our existing and new employees, consultants, and key personnel. It also believes that the skills, experience, and industry knowledge of its key personnel significantly benefits its operations and performance. The principal purposes of equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, to increase shareholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Employee levels are managed to align with the pace of business, and management believes it has sufficient human capital, along with the third-party research organizations with who we have collaboration agreements, to operate its business successfully.

Policy Concerning Director Attendance at Annual Meetings of Shareholders

While we encourage all members of our Board to attend the annual meetings of our shareholders, there is no formal policy as to their attendance at such meetings. All members of the Board attended the 2025 Annual Meeting of Shareholders.

Director Attendance at Board Meetings

During 2025, no member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics, as amended, that applies to all employees, key consultants, officers, and directors of our company, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Conduct and Ethics is available on the “Corporate Governance” page of the “Investors” section of our website at www.dyadic.com. A copy of our Code of Conduct and Ethics can also be obtained free of charge by contacting our Secretary, c/o Dyadic International, Inc, 1044 North U.S. Highway One, Suite 201, Jupiter, FL 33477. We intend to satisfy the SEC disclosure requirement regarding any amendment to, or waiver from, a provision of our Code of Conduct and Ethics by posting such information on our website.

Transactions in our Securities

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations. It is also the policy of the Company to comply with applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy has been attached to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Hedging Policy

We have not adopted any specific policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. However, our Insider Trading Policy covers all transactions in our securities, including warrants, exchange-traded options or other derivative securities, and all transactions under the policy are subject to our prior approval.

Compensation of Directors

The following table sets forth the total compensation for our non-employee directors for the year ended December 31, 2025:

Name	Fees earned or paid in cash	Stock awards ($)	Options awards ($)	All Other Compensation ($) (5)	Total ($) (1)(2)(3)(4)
Patrick Lucy	45,000	37,500	71,203	12,000	165,703
Jack L. Kaye	45,000	37,500	71,203	12,000	165,703
Seth J. Herbst, MD	30,000	37,500	52,743	12,000	132,243
Arindam Bose, Ph.D. (4)	21,250	18,750	160,455	18,000	218,455
Michael P. Tarnok (4)	14,167	18,750	32,841	18,000	83,758

Notes:

(1)	Directors who are also employees or officers of the Company or any of its subsidiaries do not receive any separate compensation as a director. For fiscal year 2025, non-employee directors received a retainer for board service of $30,000 cash, 21,552 restricted share units (“RSUs”) and 50,000 stock options. In addition, each non-employee director who served as Chairman of the Board, Chair of the Audit Committee, or Chair of the Sciences and Technology Committee (which is no longer a standing committee in fiscal year 2026) received an additional retainer of $15,000 cash and 17,500 stock options. All RSUs and stock options granted vest upon the one-year anniversary of the grant date, subject to continued service.

(2)	The RSU and stock option awards represent the grant date fair market value of each award granted in 2025, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named directors. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 6 to our audited consolidated financial statements for the year ended December 31, 2025. For Dr. Bose and Mr. Tarnok, in connection with their retirement as further described below, the Company extended the expiration date of their options, and accordingly the stock option awards for Dr. Bose and Mr. Tarnok represent the incremental fair value of each award computed as of the modification date in accordance with FASB ASC Topic 718.

(3)	The following equity awards were outstanding at December 31, 2025: options to purchase 275,625 shares (Mr. Lucy), 642,500 shares (Mr. Kaye), 605,000 shares (Dr. Bose), and 480,000 shares (Dr. Herbst), as well as 21,552 RSUs (each of Messrs. Kaye and Lucy and Dr. Herbst).

(4)	Dr. Bose and Mr. Tarnok retired effective with the 2025 Annual Meeting of Shareholders held on June 20, 2025.

(5)	Amounts reimbursed during the fiscal year for the payment of taxes in connection with vesting of RSUs.

OUR EXECUTIVE OFFICERS

Our executive officers are elected annually by the Board and serve at the discretion of the Board. There are no family relationships among our directors and executive officers.

Name	Age	Current Position(s)
Mark A. Emalfarb	71	Chief Executive Officer, Director
Joseph Hazelton	50	President and Chief Operating Officer
Ping Rawson	50	Chief Financial Officer
Ronen Tchelet, Ph.D.	68	Vice President of Research and Business Development

Mark A. Emalfarb, Chief Executive Officer and Director

Mark A. Emalfarb is the founder of Dyadic, and currently serves as the Chief Executive Officer and a member of the Board of Directors of the Company. He has been a member of Dyadic’s board of directors and has previously served as its Chairman from October 2004 until April 2007 and from June 2008 until January 2015. Since founding the predecessor to Dyadic in 1979, Mr. Emalfarb has served as a Director and Chief Executive Officer for substantially all of that time and has successfully led and managed the evolution of Dyadic from its origins as a pioneer and leader in providing ingredients used in the stone-washing of blue jeans to the discovery, development, manufacturing and commercialization of specialty enzymes used in various industrial applications and the development of an integrated technology platform based on Dyadic’s patented and proprietary C1 fungal microorganism. Mr. Emalfarb is an inventor of over 25 U.S. and foreign biotechnology patents and patent applications resulting from discoveries related to the patented and proprietary C1 fungus and has been the architect behind its formation of several strategic research and development, manufacturing and marketing relationships with U.S. and international partners. Mr. Emalfarb earned his B.A. degree from the University of Iowa in 1977. Mr. Emalfarb is qualified to serve as an Executive Director due to his extensive industry experience.

Joseph Hazelton, President & Chief Operating Officer

Joseph Hazelton joined the Company in November 2021, as our Chief Business Officer, and was appointed to the position of Chief Operating Officer as of March 26, 2024, and then the President in May 2025. Mr. Hazelton brings over 20 years of pharmaceutical industry experience to Dyadic in key growth areas of product and business development, licensing, and commercialization. He joined Dyadic from Charleston Laboratories, Inc. (“Charleston”), where he has served as Chief Operating Officer and Chief Commercial Officer, responsible for the strategic management of Charleston’s product and portfolio management, alliance management, regulatory oversight, and global commercialization activities. Prior to Charleston, Mr. Hazelton began his career at Novartis Pharmaceuticals Corporation (“Novartis”), where over 15 years, he ascended to roles of increasing responsibility based on his leadership, innovation, and results. While at Novartis, Mr. Hazelton held leadership positions within the core functions of sales, marketing, market access, pricing, contracting, and strategic alliances for various retail and specialty pharmaceuticals across a broad spectrum of therapeutic areas and several blockbuster products. Neither Charleston nor Novartis is a parent, subsidiary or other affiliate of Dyadic. Mr. Hazelton earned his B.A. from the College of the Holy Cross in Worcester, MA.

Ping Rawson, MBA, Chief Financial Officer

Ping Rawson has been our Chief Financial Officer since June 2019. She assumes the duties of the Company’s principal financial officer and principal accounting officer, and is responsible for all aspects of finance, accounting, tax and treasury. Ms. Rawson previously served as Dyadic’s Chief Accounting Officer and Director of Financial Reporting. Prior to joining Dyadic in June 2016, Ms. Rawson served as a technical accounting management position for ADT security services, where she led the accounting and financial reporting workstream for acquisition, integration and restructuring. Prior to that, Ms. Rawson was an accounting research principal for NextEra Energy, Inc. (formerly Florida Power & Light Company), where she was responsible for accounting research and new standards implementation. Previously, she was a manager at Deloitte in New York City, where she was a subject matter specialist for derivatives, financial instruments and valuation, providing audit, SEC reporting, and capital markets consulting services to large banking and multinational public companies in the financial service industry. Ms. Rawson holds both an M.B.A. in Finance, and an M.S. in Accounting from the State University of New York at Buffalo, and a B.S. in Economics from Guangdong University of Foreign Studies. Ms. Rawson also serves as a member of the Board of Directors and Audit Committee Chairperson of MGO Global, Inc (Nasdaq: MGOL), a digitally native, lifestyle brand portfolio company, and Nerds on Site Inc, a cybersecurity and mobile IT solutions company (CSE: NERD.CN; OTC: NOSUF).

Ronen Tchelet, Ph.D., Vice President of Research and Business Development. Ronen Tchelet, Ph.D. joined Dyadic in May 2014, and has been our Vice President of Research and Business Development since January 2016. Since joining Dyadic, Dr. Tchelet has been a key contributor to Dyadic’s transformation into a pharmaceutical biotech company. Prior to joining Dyadic, Dr. Tchelet was the founder and Managing Director of Codexis Laboratories Hungary kft. (“CLH”) and a Vice President of Codexis Inc. from 2007 through 2014. While at CLH, Dr. Tchelet established a state-of-the-art laboratory for strain engineering and all aspects of fermentation including process optimization and scale up. During this time period, Dr. Tchelet also led a collaboration that successfully developed C1 technology for the Biofuel and the Bio-Industrial enzymes applications. Dr. Tchelet’s experience in the pharmaceutical industry includes prior employment at TEVA Pharmaceutical Industries LTD (“TEVA”), API Division during the late 2000’s to 2006. While at TEVA, he served as a Chief Technology Officer of Biotechnology and head of TEVA’s Biotechnology Research and Development fermentation plant in Hungary. Also, during the period of 2000 through 2005, Dr. Tchelet was the Director of Quality Assurance for TEVA’s flag ship innovative drug, COPAXONE®. Throughout his career, Dr. Tchelet has led several Biotechnology projects that have encompassed all aspects of research and development, operations management, and manufacturing of API’s and biologics. Dr. Tchelet received his Ph.D. in Molecular Microbiology and Biotechnology from Tel Aviv University in 1993 and did his postdoctoral work as an EERO fellow at the Institute of Environmental Science and Technology (EAWAG) in Switzerland.

COMPENSATION OF OUR EXECUTIVE OFFICERS

Philosophy and Objectives

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. With equal importance, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements. The organization’s executive compensation program is designed to:

●	Encourage the attraction and retention of high-caliber executives.
●	Provide a competitive total compensation package, including benefits.
●	Reinforce the goals of the organization by supporting teamwork and collaboration.
●	Ensure that pay is perceived to be fair and equitable.
●	Be flexible to potentially reward individual accomplishments as well as organizational success.
●	Ensure that the program is easy to explain, understand, and administer.
●	Balance the needs of both the Company and employees to be competitive with the limits of available financial resources.
●	Ensure that the program complies with state and federal legislation.

From time to time, the Company will consult with a compensation specialist to determine whether its overall compensation practices and policies are appropriate for the specific market conditions for the Company and the industries in which it operates. No such consultant was engaged in 2025.

Summary Compensation Table

The following table summarizes the compensation paid or accrued to our “named executive officers” (as defined by the SEC’s disclosure requirements) during fiscal years 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Mark A. Emalfarb (*)	2025	612,398	173,604	192,220	-	-	26,891	1,005,113
CEO and Director	2024	586,000	228,984	198,112	-	-	26,691	1,039,797
Joseph Hazelton	2025	307,417	61,615	100,305	-	-	14,000	483,337
President and Chief Operating Officer	2024	272,985	94,500	97,403	-	-	13,324	478,212
Ping Rawson	2025	278,440	49,333	72,083	-	-	13,303	413,158
Chief Financial Officer	2024	266,437	65,070	74,296	-	-	13,324	419,127

Notes:

(*)	Mr. Emalfarb also serves on the Board, for which he receives no direct, indirect, or incremental compensation.

(1)	The bonus amounts reported in this column represent bonuses consisting of cash and RSUs. The cash component included the following amounts: for Mr. Emalfarb, $77,162; for Mr. Hazelton, $27,386; and for Ms. Rawson, $21,927. The RSU component included the following amounts: for Mr. Emalfarb, $96,442 (102,609 RSUs); for Mr. Hazelton, $34,229 (36,418 RSUs); and for Ms. Rawson, $27,406 (29,158 RSUs). The RSUs were awarded on January 2, 2026, on which date they vested in full. The dollar amounts reported for the RSUs represent the grant date fair market value of such grant of RSUs in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 6 to our consolidated financial statements for the year ended December 31, 2024.

(2)	The option awards amounts reported in this column represent stock options granted on January 2, 2025, vesting annually in equal installments over four years on each anniversary of the grant date. The amount reported represents the grant date fair market value of each option in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 6 to our consolidated financial statements for the year ended December 31, 2025.

(3)	All other compensation includes the following:

●	for Mr. Emalfarb, $12,891 for a car allowance for 2025 and $14,000 for the Company’s contribution to his 401(k) for 2025;
●	for Mr. Hazelton, $14,000 for the Company’s contribution to his 401(k) retirement plan in 2025; and
●	for Ms. Rawson, $13,303 for the Company’s contribution to her 401(k) retirement plan in 2025.

Narrative Disclosure to the Summary Compensation Table

Employment Agreements

Mark A. Emalfarb

On June 21, 2016, the Company entered into an employment agreement (the “Emalfarb Agreement”) with Mr. Emalfarb. The Emalfarb Agreement has an initial term of three years and automatic renewals of two years at the end of each term, unless either party provides a notice of nonrenewal, and provides that Mr. Emalfarb be employed as our Chief Executive Officer and that we will cause Mr. Emalfarb to be elected as a member of the Board. The material terms of the Emalfarb Agreement are summarized below.

Base Salary and Bonus. The Emalfarb Agreement provides for an annual base salary of $375,000, which was increased periodically, eventually to $612,398 in January 2025, and $630,778 in January 2026. The Emalfarb Agreement also provides for an annual bonus award, with the timing and amount of any such bonus determined in the sole discretion of the Compensation Committee of the Board.

Licensing/Collaboration Transaction Stock Options. A stock option grant to purchase up to six hundred thousand (600,000) shares of common stock will be proportionally awarded, vest and become exercisable when each of three Bona Fide Licensing / Collaboration Transactions are entered into with the Company. A “Bona Fide Licensing / Collaboration Transaction” is defined as (i) a license, joint venture, or other collaboration for a specific biologic with the intent to commercialize and/or a license agreement (namely, a licensing agreement or other form of collaboration with Sanofi or another biotech/pharmaceutical company approved by the Board providing for the Company’s grant of a license or other form of collaboration to such party to the Company’s C1 technology for use in developing or manufacturing vaccines, antibodies or other biologics) that generates a cumulative $5 million dollars in non-refundable cash, or (ii) the sale of either the vaccine or biologics pharmaceutical business categories. On November 12, 2019, the Company entered into an amendment (the “Emalfarb Agreement Amendment”) to the Emalfarb Agreement. Pursuant to the Emalfarb Agreement Amendment, the first and second stock options to be granted to Mr. Emalfarb upon the Company entering into a first or second licensing and/or collaboration transaction, respectively, will each be granted and vest on the date of such applicable licensing and/or collaboration transaction, and will each expire (and automatically be exercised with no action by Mr. Emalfarb) on the tenth anniversary of the respective date of grant. Pursuant to the Emalfarb Agreement Amendment, the third stock option will be granted to Mr. Emalfarb on the same date that the second stock option is granted, will vest upon the Company entering into a third licensing and/or collaboration transaction, and will expire on the fifth anniversary of the date of grant. The exercise price of the first and second stock options will be set at the trading price of the Company’s common stock on June 3, 2016, and the exercise price of the third stock option will be set at the trading price of the Company’s common stock on the grant date of the second stock option. Although they will be granted based on certain parameters relating to past performance, each of these options is not considered outstanding performance-vesting stock option, because the details of the performance conditions are not yet fully established.

Severance Terms. Mr. Emalfarb will be eligible for severance benefits comparable to other executives at his level. In addition, if Mr. Emalfarb’s employment is terminated by the Company without cause, by Mr. Emalfarb for good reason, or due to Mr. Emalfarb’s death or disability, subject to Mr. Emalfarb’s execution of a release, then all of Mr. Emalfarb’s Stock Exchange Stock Options and Licensing/Collaboration Transaction Stock Options that are unvested or have not been awarded will immediately be awarded and vest in the event milestones for which the options would have been awarded are achieved within one year from the date of termination or upon a change of control.

Change of Control. In the sole discretion of the Compensation Committee, Mr. Emalfarb may be awarded an additional bonus on or before the occurrence of a change of control.

Joseph Hazelton

On November 1, 2021, the Company entered into an employment agreement with Mr. Hazelton (the “Hazelton Agreement”). The material terms of the Hazelton Agreement are summarized below.

Base Salary, Bonus and Equity. Pursuant to the Hazelton Agreement, Mr. Hazelton will receive an annual base salary in the amount of $240,000. The Board approved the increases in his salary at $280,000 in March 2024 and $289,800 in January 2025. In May 2025, Mr. Hazelton was promoted to the President and his salary was adjusted to $320,000, and then increased to $330,000 in January 2026. In the discretion of the Compensation Committee, Mr. Hazelton will be eligible to receive an annual cash bonus up to 30 percent of his annual base salary for the calendar year. To the extent granted, his bonus will be determined based 50 percent on results of operations and 50 percent on individual and corporate goals and objectives. Mr. Hazelton may also receive an additional discretionary bonus as and if the Company may determine from time to time. Pursuant to the Hazelton Agreement, Mr. Hazelton also will have the opportunity to be awarded an annual equity award, which is currently anticipated to consist of stock options.

Severance Terms. In the event Mr. Hazelton is terminated by the Company without cause or he resigns for good reason, subject to the execution of a release and compliance with the covenants in the Hazelton Agreement, he will be entitled to receive, in the reasonable discretion of the Company’s Compensation Committee, a prorated annual bonus and continued payment of salary and participation in the Company’s welfare plans for six months. In the event Mr. Hazelton’s employment terminated due to disability or death, he will be entitled to receive, in the reasonable discretion of the Company’s Compensation Committee, a prorated annual bonus and continued participation in the Company’s welfare plans solely to the extent permitted under the terms of the applicable plans.

Ping W. Rawson

On November 8, 2024, the Company entered into an employment agreement with Ms. Rawson (the “Rawson Agreement”). The material terms of the Rawson Agreement are summarized below.

Base Salary, Bonus and Equity. Pursuant to the Rawson Agreement, Ms. Rawson will receive an annual base salary in the amount of $269,024, which was increased to $286,793 in January 2026. In the discretion of the Compensation Committee, Ms. Rawson will be eligible to receive an annual target bonus of up to 25 percent of her annual base salary for the calendar year. To the extent granted, such bonus will be determined based 50 percent on the Company’s results of operations and 50 percent on individual goals and objectives.  Ms. Rawson may also receive an additional discretionary bonus, as and if the Company may determine from time to time. Any bonus that is determined to be payable by the Compensation Committee may be payable in cash, or a combination of cash and options and restricted share units, determined in the sole discretion of the Compensation Committee and to the extent permissible under applicable law. Pursuant to the Rawson Agreement, Ms. Rawson also will have the opportunity to be awarded an annual equity award, which is currently anticipated to consist of stock options.

Severance Terms. If Ms. Rawson’s employment is terminated during the term of the Rawson Agreement by the Company without cause, or by Ms. Rawson for good reason, subject to execution of a release and compliance with her restrictive covenants, Ms. Rawson will be entitled to receive, in the reasonable discretion of the Compensation Committee, a pro rata portion of her potential annual target bonus for the calendar year, and continuation of her annual base salary and welfare benefits for the twelve-month period following the date of termination. The Rawson Agreement also includes a one-year post-termination non-competition provision and a two-year post-termination employee, vendor and customer non-solicitation provision.

All Other Compensation

The Company has in place a 401(k) defined contribution plan (the “401(k) Plan”), under which participants may elect to defer up to 100% of their compensation up to a maximum amount determined annually pursuant to Internal Revenue Service regulations. Employee contributions may begin 90 days after the date of hire and are immediately vested. The 401(k) Plan provides a safe harbor basic match contribution for all eligible employees who make salary deferrals. The match contribution is equal to 100% of the employee’s salary deferral up to 4% of such employee’s annual deferred compensation. This match contribution is credited to the employee’s account and is 100% vested at the time of contribution.

Equity Grant Procedures

The Company’s Compensation Committee approves equity awards for our named executive officers on or before the date of grant, and it has been the Compensation Committee’s general practice to approve annual equity awards in the first quarter of each year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. The Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Set forth below is disclosure required by SEC rules regarding an option award granted to Mr. Hazelton, in connection with his appointment as President, in the period beginning four business days before the filing or furnishing of a current report on Form 8-K disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC (specifically, Mr. Hazelton’s appointment as President).

The following table is required by SEC rules, and shows that the closing price of our common stock decreased between the grant date and the date immediately following the disclosure of Mr. Hazelton’s appointment.

Name	Grant Date	Number of Shares of Common Stock Underlying Award	Exercise Price of Award	Grant Date Fair Value of Award	Percentage Change in Closing Market Price of Common Stock Between Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic information and Trading Day Beginning Immediately Following Disclosure of Material Nonpublic Information
Joseph Hazelton	05/30/2025	25,000	1.04	$0.6592	(3.8)%

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings held by our “named executive officers” (as defined by the SEC’s disclosure requirements) as of December 31, 2025.

		Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
								Market	Plan	Awards:
								Value	Awards:	Market
				Equity			Number	of	Number	or Payout
				Incentive			of	Shares	of	Value of
				Plan			Shares	or	Unearned	Unearned
				Awards:			or Units	Units	Shares,	Shares,
		Number of	Number of	Number of			of	of	Units or	Units or
		Securities	Securities	Securities			Stock	Stock	Other	Other
		Underlying	Underlying	Underlying			That	That	Rights	Rights
		Unexercised	Unexercised	Unexercised	Option		Have	Have	That	That
		Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
		(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name		exercisable	unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Mark A. Emalfarb		300,000	—	—	5.27	1/2/2030	—	—	—	—
		200,000	—	—	5.16	1/4/2031	—	—	—	—
	(1)	150,000	50,000	—	4.81	1/2/2032	—	—	—	—
	(1)	100,000	100,000	—	1.38	1/2/2033	—	—	—	—
	(1)	50,000	150,000	—	1.59	1/2/2034	—	—	—	—
	(1)	—	172,000	—	1.74	1/2/2035
Ping W Rawson		25,000	—	—	1.62	6/26/2026	—	—	—	—
		11,890	—	—	1.63	1/3/2027	—	—	—	—
		30,000	—	—	1.39	1/2/2028	—	—	—	—
		100,000	—	—	1.44	3/19/2028	—	—	—	—
		125,000	—	—	1.76	11/16/2028	—	—	—	—
		100,000	—	—	1.87	1/2/2029	—	—	—	—
		25,000	—	—	6.26	6/28/2029	—	—	—	—
		75,000	—	—	5.27	1/2/2030	—	—	—	—
		75,000	—	—	5.16	1/4/2031	—	—	—	—
	(1)	56,250	18,750	—	4.81	1/2/2032	—	—	—	—
	(1)	37,500	37,500	—	1.38	1/2/2033	—	—	—	—
	(1)	18,750	56,250	—	1.59	1/2/3034	—	—	—	—
	(1)	—	64,500	—	1.74	1/2/2035
Joseph Hazelton	(1)	9,375	3,125	—	4.81	1/2/2032	—	—	—	—
	(1)	46,875	46,875	—	1.38	1/2/2033	—	—	—	—
	(1)	18,750	56,250	—	1.59	1/2/2034	—	—	—	—
	(1)	5,000	15,000	—	1.84	4/11/2034	—	—	—	—
	(1)	—	75,000	—	1.74	1/2/2035	—	—	—	—
	(1)	—	25,000	—	1.04	5/30/2035	—	—	—	—

Notes:

(1) The options vest annually in equal installments over four years on each anniversary of the grant date.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2025:

Number of
Securities
Remaining
	Number of			Available for
	Securities			Future Issuance
	to be Issued Upon			Under Equity
	Exercise of		Weighted-Average	Compensation
	Outstanding		Exercise Price of	Plans (Excluding
	Options,		Outstanding	Securities
	Warrants and		Options, Warrants	Reflected in
Plan Category	Rights(a)		and Rights (b)	Column (a)) (c)
Equity compensation plans approved by security holders	5,428,378	(1)	$2.82	2,208,257	(2)
Equity compensation plans not approved by security holders	—		—	—

(1)	Represents shares of common stock associated with 5,363,722 outstanding options and 64,656 unvested RSUs.

(2)	Represents 2,208,257 shares of common stock for future issuance under the Dyadic International, Inc. 2021 Equity Incentive Award Plan.

PAY VERSUS PERFORMANCE

The following table provides information required by Item 402(v) of Regulation S-K. The Compensation Committee does not in practice use “compensation actually paid” as the basis for making compensation decisions. The below disclosure is provided only to comply with applicable SEC rules. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation of our Executive Officers.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to non-PEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (4)	Net Loss
2025	$1,005,113	$518,546	$448,247	$239,267	$76.42	$7,364,628
2024	$1,039,797	$1,077,080	$448,670	$434,734	$39.77	$5,809,159
2023	$1,044,244	$1,112,177	$424,939	$472,382	$29.93	$6,795,461

Notes:

(1)	For each of the years presented, the principal executive officer (“PEO”) is Mark Emalfarb.

(2)	For each of the years presented, our non-PEO named executive officers (“NEOs”) were Ping Rawson and Joseph Hazelton.

(3)	Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The tables below set forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs during each year in the table:

	2025
	PEO	Average for Non-PEO NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	$(192,220)	$(86,194)
Increase for fair value of awards granted during covered year that remain outstanding and unvested as of covered year end	82,567	41,018
Increase for fair value of awards granted during covered year that vested during covered year	-	-
Increase/deduction for change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	(176,132)	(70,956)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(200,782)	(61,903)
Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	-	(30,945)
Increase based upon incremental fair value of awards modified during year	-	-
Total Adjustments	(486,567)	(208,980)
Summary Compensation Table Total Compensation	1,005,113	448,247
Compensation Actually Paid	$518,546	$239,267

(4)	Assumes $100 invested in our shares of common stock on December 31, 2022.

Relationship Between “Compensation Actually Paid” and Total Shareholder Return

The following chart below addresses the relationship between compensation “actually paid” as disclosed in the Pay vs. Performance Table and the Company’s cumulative total shareholder return (“TSR”).

Relationship Between “Compensation Actually Paid” and Net Loss

As an early-stage growth company that has only generated net losses, we do not view our net income (loss) as a meaningful measure of our performance that is relevant to our executive compensation program. Dyadic’s net loss was approximately $6.8 million in 2023, $5.8 million in 2024 and $7.4 million in 2025. Mr. Emalfarb’s “compensation actually paid” was $1,112,177, $1,077,080, and $518,546 in the corresponding years and the average “compensation actually paid” to Dyadic’s non-PEO NEOs was $472,382, $434,734 and $239,267.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF CLASS I DIRECTOR

Background

Our Board is divided into three classes currently consisting of two Class II directors, one Class I director, and one Class III director. One class of directors is elected each year at our Annual Meeting of Shareholders for an approximate three-year term. Thus, our directors hold office for terms of approximately three years or until the earlier of their death, resignation, or removal or until their successors have been elected and qualified. The term of the sole Class I director expires at the Annual Meeting.

Our Nominating Committee is charged with identifying, evaluating, and recommending director nominees to the Board. There are no minimum qualifications for nomination of directors. The Nominating Committee generally seeks individuals with broad experience at the policy-making level in business, or with industry expertise. While we do not have a formal diversity policy for board membership, we look for potential candidates that help ensure that the Board has the benefit of a wide range of attributes. We believe that all our directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must also represent the interests of all shareholders.

The Board has nominated Seth J. Herbst, M.D. to stand for re-election as a Class I director. If elected, Dr. Herbst will serve for a term expiring in 2029.

We expect the nominee for election as a Class I director to be able to serve, if elected. If he is unable to serve, proxies may be voted for a substitute nominee so designated by the present Board.

Recommendation of the Board

The Board recommends shareholders vote FOR the election of the nominee as a Class I director.

Nominee for Election as Director

The following information is given with respect to the nominee for election as Class I director at the Annual Meeting:

 Seth J. Herbst, M.D., age 67, joined the Board in June 2008, and currently serves as chairman of the Company’s Nominating Committee. Dr. Herbst serves on the Company’s Audit Committee and Compensation Committee. He is a board-certified obstetrician/gynecologist who is also board certified in advanced laparoscopic and minimally invasive gynecologic surgery. Dr. Herbst is the founder and President of the Institute for Women’s Health and Body (“IWHB”) which was founded in May of 1997, an OB/GYN practice with multiple locations in Palm Beach County, Florida. He is the co-founder of Visions Clinical Research, which was founded in 1999, and performs medical and surgical clinical trials throughout the United States. Dr. Herbst founded IWHB of Palm Beach, a Physician Management Group that currently employs 43 providers, which he actively directs the operations daily. Dr. Herbst is a member of the board of directors of Palms West Hospital in Loxahatchee, Florida. Dr. Herbst is also a consultant for multiple medical device companies in the United States and a member of medical advisory boards for these and other companies. He received his B.S. degree from American University in 1978 and his medical degree from Universidad del Noreste School of Medicine in Tampico, Mexico in 1983. Dr. Herbst completed his OB/GYN residency and was Chief Resident at Long Island College Hospital in Brooklyn, New York. Dr. Herbst is qualified to serve as a Non-Executive Director due to his extensive industry experience.

Directors Continuing in Office

The following information is provided with respect to the directors who are not nominees for election as directors at the Annual Meeting. For more information on Mr. Emalfarb, see his biography under “Our Executive Officers.”

Name	Age	Class	Term Expiring	Date of Appointment
Jack L. Kaye	81	II	2027	May 2015
Patrick Lucy	57	II	2027	January 2021
Mark Emalfarb	71	III	2028	October 2004

Jack L. Kaye, Director

Jack L Kaye joined the Board in May 2015, and currently serves as chairman of the Audit Committee. He also serves on the Company’s Compensation Committee. Mr. Kaye is currently the Chairman of the audit committee and a member of the compensation committee and special transaction pricing committee of uniQure N.V. (Nasdaq “QURE”) where he has served since May 2016. He also serves on the board of TDA Industries, Inc., a private company, since February 2024. Mr. Kaye’s prior board service includes Keryx Biopharmaceuticals Inc., a position he has held from 2006 to May 2016 where he served as Chairman of the audit committee, and he was also a member of their nominating and governance committee. He also served on the boards of Tongli Pharmaceuticals (USA) Inc. and Balboa Biosciences, Inc., where he served as Chairman of both audit committees. In the past, Mr. Kaye was selected to participate on several dissident board slates which included the Astellas, Inc./OSI, Roche Pharmaceuticals, Inc./Illumina and the Horizon, Inc./Depomed M&A transactions. Mr. Kaye was a partner at Deloitte LLP from 1978 until May 2006, when he retired. At Deloitte, Mr. Kaye was responsible for serving a diverse client base of public and private, global, and domestic companies in a variety of industries. He has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/ Sarbanes-Oxley issues. In addition, he has served as Deloitte’s Tristate liaison with the banking and finance community and assisted clients with numerous merger and acquisition transactions. Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than twenty years. He earned a B.B.A. from Baruch College and is a Certified Public Accountant. Mr. Kaye is qualified to serve as a Non-Executive Director due to his extensive accounting and financial experience.

Patrick Lucy, Director

Patrick Lucy joined the Board on January 8, 2021. Mr. Lucy currently serves as Chairman of the Board and as chairman of the Compensation Committee. He also serves on the Company’s Audit Committee and Nominating Committee. Mr. Lucy is currently President and Chief Executive Officer of Wheeler Bio, Inc. a privately held contract development and manufacturing organization based in Oklahoma City, OK. Prior to Wheeler Bio, Mr. Lucy was President and Chief Executive Officer RoslinCT US (formerly Lykan Bioscience), a privately held cell therapy contract manufacturing organization based in Hopkinton, MA. Mr. Lucy served as President and Chief Operating Officer of Lykan from January 4, 2021 until March 31, 2021, prior to his promotion to President and Chief Executive Officer on April 1, 2021. Prior to Lykan, Mr. Lucy was a founder of Pfenex Inc. within The Dow Chemical Company (“Dow”) in 2001. He was a member of the leadership team and led the commercial launch of the Pfenex platform in 2005 through the spin out of the business from Dow in 2009. Mr. Lucy was subsequently a member of the team that successfully completed Pfenex’s initial public offering in 2014 and continued to lead business/corporate development and portfolio strategy as Chief Business Officer. During his tenure at Pfenex, Mr. Lucy completed over $1.5 billion dollars of partnership transactions. Pfenex was acquired by Ligand Pharmaceuticals in October 2020. Prior to joining Dow in 2000, via Dow’s acquisition of Collaborative BioAlliance, Patrick served as Collaborative’s Director of Business Development. From 1995 to 1999, he held multiple operational roles at Lonza Biologics (“Lonza”) spanning quality control, validation, and capital project management. In his final role at Lonza, Patrick led the mechanical completion, start up and validation of a large-scale biologics manufacturing facility. He began his career in biotechnology at Repligen Corporation in 1991 serving in a variety of laboratory-based roles following his graduation from Villanova University. Mr. Lucy is qualified to serve as a Non-Executive Director due to his extensive industry experience.

PROPOSAL 2: THE BOARD’S AUTHORIZATION TO EFFECT, AT ITS DISCRETION, A REVERSE STOCK SPLIT ON THE TERMS CONTAINED HEREIN

Background

As previously reported, the Company is not in compliance with various Nasdaq listing standards, including the requirement of Nasdaq Listing Rule 5450(a)(1) to maintain a minimum bid price per share of $1.00 (such that the share price of the common stock close not below $1.00 for 30 consecutive business days) (the “Minimum Bid Price Rule”). The Company is currently evaluating steps to cure these deficiencies and provide for continued listing of its common stock on the Nasdaq Capital Market, to the extent feasible and in the best interests of the Company’s shareholders. This Proposal 2, to the extent approved by shareholders, ensures the Company will have the requisite shareholder consent to pursue efforts, to the extent deemed appropriate by the Company and its Board, aimed at curing this deficiency. The Company describes below the deficiency under the rules of the Nasdaq Capital Market and the impact of Proposal 2 on the Company’s compliance with this rule. As discussed below, even if the Company receives shareholder approval of Proposal 2, there can be no assurance that the Company will ultimately regain compliance with all applicable requirements for continued listing on the Nasdaq Capital Market.

The Company would regain compliance with the Minimum Bid Price Rule if its common stock reached a closing price of at least $1.00 for a minimum of ten consecutive business days before the end of the applicable compliance deadline. Given the timing of the Annual Meeting, the Company will be unable to meet this objective by its initial compliance deadline for the Minimum Bid Price Rule, June 17, 2026. However, the Company intends to take all steps, provided in the best interests of the Company and its shareholders, to preserve the Company’s eligibility under Nasdaq rules for an additional period of up to 180 days to regain compliance with the Minimum Bid Price Rule, through December 15, 2026 (the “Additional Compliance Period”). Nasdaq may grant this extension in its discretion if on June 17, 2026, the Company meets the applicable market value of publicly held shares requirement for continued listing and applicable standards for initial listing on the Nasdaq Capital Market, including shareholders’ equity of $5 million (the “Continued Listing Standards”).

Our Board believes that having the flexibility to conduct a Reverse Stock Split is an important tool for managing a potential delisting of the Company’s common stock due to failure to meet the Minimum Bid Price Rule. However, the Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares of common stock outstanding is likely to improve the trading price of our common stock and is necessary to help maintain our listing on the Nasdaq Capital Market, considering the performance of the Company’s stock price.

Until the Annual Meeting, the Company plans to inform shareholders of relevant developments about its compliance with the Minimum Bid Price Rule and its application for an Additional Compliance Period by filing definitive additional soliciting materials with the SEC. To the extent that the Company does not obtain an Additional Compliance Period, and the closing price of the common stock price does not increase independently to allow the Company to regain compliance with the Minimum Bid Price Rule by June 17, 2026, Nasdaq will begin delisting proceedings for the Company’s common stock, subject to the Company’s right to appeal to a Nasdaq hearing panel. The Board may then determine to effect the Reverse Stock Split during the pendency of the delisting proceedings, as support for the Company’s contention on appeal before the Nasdaq hearing panel that Nasdaq should not delist the common stock. To the extent that the Company successfully obtains an Additional Compliance Period, and the closing price of the common stock price does not increase independently to allow the Company to regain compliance with the Minimum Bid Price Rule by December 15, 2026, the Board may determine to effect the Reverse Stock Split before the end of the Additional Compliance Period. To the extent that the price of the common stock increases independently, without a Reverse Stock Split, to allow the Company to regain compliance with the Minimum Bid Price Rule by the initial compliance deadline of June 17, 2026, or, to the extent we obtain the Additional Compliance Period, by December 15, 2026, the Board will likely not effect the Reverse Stock Split.

Summary of this Reverse Stock Split Proposal

This proposal seeks shareholder approval of an amendment to the Certificate to implement a Reverse Stock Split within a range of 2:1 to 10:1. As discussed, to the extent that the Reverse Stock Split is effected, the amendment to the Certificate also contemplates a proportionate decrease in authorized capital, with no change in the par value of our common stock.

If the Reverse Stock Split is approved by our shareholders, then, to the extent the Reverse Stock Split is effected, the exact ratio of the Reverse Stock Split will be promptly set at a whole number within the range of 2:1 to 10:1 as determined by our Board in its sole discretion. Our Board believes that the availability of alternative Reverse Stock Split ratios in the range of 2:1 to 10:1 will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its shareholders. In determining the exact ratio of the Reverse Stock Split following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock
●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock
●	our ability to have our common stock remain listed on Nasdaq;
●	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and
●	prevailing general market and economic conditions.

If the Reverse Stock Split is approved by our shareholders, promptly after the exact ratio of the Reverse Stock Split is determined by our Board, we will issue a press release announcing the Effective Date (as defined below) of the Reverse Stock Split and will file an amended and restated Certificate of Incorporation substantially in the form attached hereto as Appendix A (the “Proposed Certificate”) with changes marked in Article 4, Section 1 of the Proposed Certificate to effect the Reverse Stock Split. The Reverse Stock Split will become effective upon the filing and effectiveness of such amended and restated Certificate of Incorporation (the “Effective Date”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).

Consequences of Not Approving this Proposal

As discussed above in “—Background,” if this proposal is not approved at the Annual Meeting, it could lead to the Company’s common stock being delisted by Nasdaq.

Potential Adverse Effects and/or Risks of Approving this Proposal

We cannot assure you that the Reverse Stock Split will increase our stock price and have the desired effect of restoring and maintaining compliance with the Minimum Bid Price Rule.

The Board expects that the Reverse Stock Split will increase the market price of our common stock so that we are able to regain and help maintain compliance with the Minimum Bid Price Rule. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per-share price of our common stock after the implementation of the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of common stock outstanding resulting therefrom, and the market price per share after the Reverse Stock Split may not exceed or remain in excess of $1.00 per share for a sustained period of time. Even if we effect the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future financial and operating performance. If the Reverse Stock Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We cannot assure you that our common stock will remain listed on Nasdaq even if the Reverse Stock Split is approved by shareholders

While the approval of this Proposal 2 would secure the required corporate consents for the Company to pursue efforts to cure the deficiency under the rules of the Nasdaq Capital Market, this would not ensure that the Company’s common stock remains listed on the Nasdaq Capital Market. The Board may still decide not to conduct a Reverse Stock Split if it determines it is not in the best interests of the Company and its shareholders. Additionally, to the extent that the Company does not obtain the Additional Compliance Period and Nasdaq begins delisting proceedings after June 17, 2026, the Company’s execution of the Reverse Stock Split during the delisting proceedings may not persuade Nasdaq to enable the Company’s common stock to remain listed.

We cannot assure you that our common stock will remain listed on Nasdaq even if we regain compliance with the Minimum Bid Price Rule.

The Company is not in compliance with separate Nasdaq Listing Rule 5550(b), which requires it to meet any of the following minimum conditions: $2.5 million in shareholders’ equity; $35 million in market value of listed securities; or $500,000 of net income from continuing operations (the “Continued Listing Standards”). The Company has until September 23, 2026 (provided that Nasdaq accepts the Company’s compliance plan) to regain compliance with this rule. Thus, even if the Company cures the Minimum Bid Price Rule through a Reverse Stock Split, it may also be unable to cure or remain in compliance with the Continued Listing Standards, which could also result in the Company receiving a delisting notice, subject to appeal, or the Company may fail to maintain compliance with other Nasdaq rules.

The implementation of the Reverse Stock Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the implementation of the Reverse Stock Split, given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split, particularly if the share price does not increase as a result thereof.

Principal Effects of the Reverse Stock Split

Common Stock. If the Reverse Stock Split is approved by our shareholders at the Annual Meeting, promptly after the exact ratio of the Reverse Stock Split is determined by our Board, the Company plans to issue a press release announcing the Effective Date of the Reverse Stock Split and will file an amended and restated Certificate of Incorporation with the Delaware Secretary of State substantially in the form of the Proposed Certificate attached hereto as Appendix A with changes marked in Article 4, Section 1 of the Proposed Certificate to effect the Reverse Stock Split. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of common stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share based on the ratio approved and implemented by our Board. In addition, proportional adjustments will be made to the maximum number of shares issuable under, and other terms of, (i) our equity incentive plan, (ii) the number of shares issuable under our outstanding restricted stock units and the number of shares issuable under, and the exercise price of, our outstanding options, and (iii) the number of shares issuable under, and the exercise price of, our outstanding warrants.

Except for adjustments that may result from the treatment of fractional shares of common stock, because the Reverse Stock Split would apply to all issued shares of common stock, the implementation of the Reverse Stock Split would not alter the relative rights and preferences of our existing shareholders nor affect any shareholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding common stock immediately thereafter. Moreover, the number of shareholders of record of our common stock will not be affected by the Reverse Stock Split.

The amendment effecting the Reverse Stock Split will not change the terms of our common stock or preferred stock. The shares of common stock issued upon effectiveness of the Reverse Stock Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

Upon the effectiveness of the Reverse Stock Split, the par value of our common stock will not change. As a result, on the Effective Date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock and preferred stock will remain the same.

Effects on the Number of Authorized Shares. In any Reverse Stock Split, the number of shares of common stock and preferred stock issued and outstanding will be reduced in proportion to the ratio selected by our Board of Directors. To reflect this decrease in the numbers of shares outstanding, the total number of shares of capital stock that we are authorized to issue will also be proportionally decreased by the Reverse Stock Split and will result in between 500,000 and 2,500,000 shares of preferred stock (based on 5,000,000 currently authorized shares of preferred stock) and between 10,000,000 and 50,000,000 shares of common stock (based on 100,000,000 currently authorized shares of common stock).

Effect on Stock Incentive Plan, Options and Restricted Stock Units. Pursuant to the terms of the 2011 Equity Incentive Award Plan (the “2011 Plan”) and the 2021 Equity Incentive Plan (the “2021 Plan”), the Board or a committee thereof, as applicable, will adjust the number of shares underlying outstanding awards, the exercise price per share of outstanding options, and other terms of outstanding awards issued pursuant to each of the 2011 Plan and 2021 Plan (including grant price to the extent applicable) to equitably reflect the effects of the Reverse Stock Split (subject to our treatment of fractional shares). Additionally, the Board will adjust the number of shares available for future grant under the 2021 Plan.

Effect on Warrants and other Convertible or Exchangeable Securities. Pursuant to the terms of the Company’s outstanding convertible notes, the conversion price will be multiplied by a fraction of which the numerator will be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before the Reverse Stock Split, and of which the denominator shall be the number of shares of common stock outstanding immediately after the Reverse Stock Split. Pursuant to the terms of our outstanding warrants issued to the underwriter of our common stock offering in 2025, the exercise price and number of shares reserved for issuance pursuant to outstanding warrants will each be adjusted proportionately based upon the ratio implemented by the Board in effecting the Reverse Stock Split, subject to our treatment of fractional shares. In both cases, this would result in approximately the same aggregate price being required to be paid under such outstanding exercisable, convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares being delivered upon such exercise, exchange or conversion, immediately following the implementation of the Reverse Stock Split, as was the case immediately preceding the Reverse Stock Split.

Listing. Our common stock currently trades on Nasdaq. The implementation of the Reverse Stock Split will directly affect the listing of our common stock on Nasdaq, and we believe that the Reverse Stock Split could potentially increase our share price, facilitating compliance with the Minimum Bid Price Rule. Following the Reverse Stock Split, we intend for our common stock to continue to be listed on Nasdaq under the symbol “DYAI”, subject to our ability to continue to comply with Nasdaq rules, although our common stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our common stock.

“Public Company” Status. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended to have the effect of a “going private transaction” covered by Rule 13e-3 under the Exchange Act. The Board also does not intend for the Reverse Stock Split to have any anti-takeover effects.

Odd Lot Transactions. It is possible that some of our shareholders who currently own more than 100 shares will own “odd-lots” of less than 100 shares of common stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those shareholders who own less than 100 shares following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares.

Fractional Shares

We will not issue fractional shares in connection with the implementation of the Reverse Stock Split. If a beneficial owner of our common stock would be entitled to receive a fractional share upon completion of the Reverse Stock Split, we will instead round up to the nearest whole number of shares.

U.S. Federal Income Tax Consequences

The following summary describes certain material United States federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) of our common stock. This summary is based on the income tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations promulgated thereunder, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could result in the United States federal income tax consequences of the Reverse Stock Split differing from those discussed below.

This summary does not address all of the United States federal income tax consequences that may be relevant to U.S. Holders of our common stock in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including, without limitation, banks, insurance companies, thrift institutions, other financial institutions, regulated investment companies, real estate investment trusts, personal holding companies, broker-dealers, S corporations, partnerships or other pass-through entities, tax-exempt organizations, holders subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, dealers in securities or currencies, U.S. Holders of our common stock whose functional currency is not the U.S. dollar, U.S. Holders that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, persons who acquire shares of our common stock in connection with employment or other performance of services, or persons that do not hold our common stock as “capital assets” as defined in the Code (generally, property held for investment). If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of our common stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the United States federal income tax consequences of the Reverse Stock Split.

As used herein, the term “U.S. Holder” means a beneficial owner of our common stock that is, for United States federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if (a) a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions, or (b) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person. This summary does not address the tax consequences of the Reverse Stock Split to holders of our common stock that are not U.S. Holders.

This summary does not address tax considerations under state, local, non-U.S., and non-income tax laws. Furthermore, no ruling or tax opinion of legal or tax counsel has been obtained with respect to the consequences of the Reverse Stock Split.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split should be treated as a recapitalization that qualifies as a corporate “reorganization,” as defined in the Code, for United States federal income tax purposes. Therefore, subject to the limitations and qualifications set forth in this discussion and to the note below regarding the receipt of an additional fraction of a share, no gain or loss will be recognized by a U.S. Holder of our common stock upon the Reverse Stock Split, the aggregate tax basis in the common stock received by a U.S. Holder pursuant to the Reverse Stock Split would equal the aggregate tax basis in the common stock surrendered by such U.S. Holder pursuant to the Reverse Stock Split, and the holding period for the common stock received by a U.S. Holder pursuant to the Reverse Stock Split should include the holding period for the common stock surrendered by such U.S. Holder pursuant to the Reverse Stock Split.

U.S. Holders who acquired different blocks of our common stock at different times or at different prices should consult their own tax advisors regarding the allocation of the aggregate tax basis and holding period among shares of common stock received in the Reverse Stock Split.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, U.S. Holders of our common stock who otherwise would be entitled to receive fractional shares of our common stock will automatically be entitled to receive an additional fraction of a share of common stock (a “Round-Up Fractional Share”) to round up to the next whole post-Reverse Stock Split share. The U.S. federal income tax consequences of the receipt of a Round-Up Fractional Share are not clear. It may be possible that U.S. Holders of our common stock who receive a Round-Up Fractional Share will recognize gain, which may be characterized as either a capital gain or dividend, to the extent of the value of the Round-Up Fractional Share received. U.S. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving a Round-Up Fractional Share in the Reverse Stock Split, including the basis and holding period of any such Round-Up Fractional Share.

Accounting Consequences

Following the Effective Date of the Reverse Stock Split, if any, the net income or loss and net book value per share will be increased because there will be fewer shares outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Exchange of Shares

Shares held in Book-Entry Form

The Company’s registered shareholders may hold some or all of their shares electronically in book-entry form with our transfer agent and are provided with a statement reflecting the number of shares registered in their accounts.

●	If you hold registered shares in book-entry form, you do not need to take any action to receive shares in registered book-entry form after the effectiveness of the Reverse Stock Split.
●	A transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares that you hold.

Shares held in “Street Name”

Upon the implementation of the Reverse Stock Split, we intend to treat shareholders holding our shares in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholder whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our shares in “street name”. However, such banks, brokers and other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Appraisal Rights

Shareholders do not have appraisal rights under Delaware state law or under our Certificate or bylaws in connection with the Reverse Stock Split.

Interests of Certain Persons in this Proposal

When you consider our Board’s recommendation to vote in favor of the Reverse Stock Split, you should be aware that certain of our directors and officers have an interest in this proposal as a result of their ownership of shares of common stock. However, we do not believe that our directors and officers have interests in this proposal that are different from or greater than those of any of our other shareholders.

Text of the Proposed Amendment to the Certificate

The Reverse Stock Split will become effective upon the filing and effectiveness of an amended and restated Certificate of Incorporation with the Delaware Secretary of State.

The changes marked in Article 4, Section 1 in the Proposed Certificate in Appendix A to this Proxy Statement reflect the full text of the amendment to effect the Reverse Stock Split, which qualifies the summary in this Proposal 2. The Proposed Certificate in Appendix A presents the effects of the Reverse Stock Split at three illustrative ratios (10:1, 6:1 and 2:1), and the text of the final amended and restated Certificate will depend on the ratio selected by the Board within the range approved by shareholders. The text of the Proposed Certificate is subject to further adjustment to reflect the exact ratio of the Reverse Stock Split and any changes that the Board may determine to be necessary or advisable to comply with applicable law and to effect the Reverse Stock Split. To the extent there is a conflict between this summary and the text of the proposed amendment in Appendix A, the terms set forth in Appendix A govern.

Recommendation of the Board

The Board recommends that shareholders vote FOR the Board’s authorization to effect, at its discretion, the Reverse Stock Split on the terms contained in this Proposal 2.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the year ending December 31, 2026.

We expect one or more representatives of Crowe to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect them to be available to respond to appropriate questions.

The following table presents fees billed for services rendered.

	Years Ended December 31,
	2025	2024
Audit fees (1)	$328,913	$299,250
Tax fees	—	-
Total fees	$328,913	$299,250

Notes:

(1)	Audit fees consist of fees billed for services rendered by Crowe for audit of annual financial statements and quarterly review of our financial statements, or services that are normally provided by the accountant in connection with our statutory and regulatory filings (including reviews and other services related to registration statement filed by us).

Pre-Approval of Services

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. All audit fees, audit-related fees, tax fees, and other fees listed in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Audit Committee Report

The Audit Committee reports as follows:

The Company’s independent registered public accounting firm for the year ended December 31, 2025 was Crowe LLP (“Crowe”). The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process, including disclosure controls and the system of internal control over financial reporting. The Audit Committee, in its oversight role, has:

●	Reviewed and discussed the annual audited financial statements as of and for the fiscal year ended December 31, 2025, with management;

●	Discussed with the Company’s independent registered public accountants the overall scope of, and plans for, their respective audits and has met with the independent registered public accountants, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to other matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), as may be modified or supplemented; and

●	Received from the independent registered public accountants written disclosures and the letter regarding the independence of the independent registered public accountants required by the PCAOB, and has discussed with the independent registered accountants their independence from the Company and its management.

Based on the Audit Committee’s review and discussions with management and the Company’s independent registered public accountants as described in this report, the Audit Committee recommended to the Board of Directors that the audited Consolidated Financial Statements as of and for the fiscal year ended December 31, 2025, be included in the 2025 Annual Report on Form 10-K.

Audit Committee of the Board of Directors

Jack L. Kaye, Chairman
Patrick Lucy
Seth Herbst, MD

We are not required to submit the appointment of Crowe for ratification by our shareholders. However, we are doing so as a matter of good corporate practice. If the shareholders do not ratify the appointment of Crowe, the Audit Committee may reconsider its decision. In any case, our Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our shareholders.

Recommendation of the Board

Before appointing Crowe and making its recommendation to the Board that it ratify the appointment of Crowe, the Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review included inquiry concerning any litigation involving Crowe and any proceedings by the SEC against the firm.

The Board recommends that shareholders vote FOR the ratification of Crowe to serve as our independent registered public accounting firm for the year ending December 31, 2026.

PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON 2025 COMPENSATION OF

NAMED EXECUTIVE OFFICERS

As required by Regulation 14A under the Exchange Act, Proposal 4 seeks a non-binding, advisory vote on the 2025 compensation of the Company’s Named Executive Officers. Shareholders are urged to read the “Compensation of our Executive Officers” section of this Proxy Statement, which discusses the Company’s executive compensation policies and procedures and contains tabular information and narrative discussion about the compensation of the Named Executive Officers.

As an advisory vote, this proposal is not binding upon the Board of the Company. However, the Compensation Committee, which is responsible for determining and setting the Named Executive Officers’ executive compensation, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

Recommendation of the Board

The Board recommends that shareholders vote FOR the following resolution: “Resolved, that the shareholders approve, on a non-binding, advisory basis, the 2025 compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the ‘Compensation of our Executive Officers’ section of the Proxy Statement.”

SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Shareholders of the Company wishing to include proposals in the proxy material relating to the 2027 Annual Meeting of Shareholders must submit the same in writing to be received at the executive offices of the Company on or before January [11], 2027. Such proposals must also meet the other requirements of Rule 14a-8 of the SEC relating to shareholder proposals. Proposals should be addressed to the Secretary of the Company at its offices, at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but that is instead sought to be presented directly at the 2027 Annual Meeting of Shareholders, the advance notice provisions of the Company’s bylaws permit the individuals named as proxies to vote shares represented by properly executed proxies in each individual’s discretion if the Company receives notice of the proposal containing certain information required by our bylaws no earlier than February 18, 2027 but no later than March 20, 2027; provided, however, that in the event that the date of the 2027 Annual Meeting of Shareholders is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the Annual Meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Notices of intention to present proposals at the 2027 Annual Meeting of Shareholders should be addressed to Secretary of the Company at its offices, at 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477. In addition, in order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2027 Annual Meeting of Shareholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Securities Exchange Act of 1934 (including a statement that the shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees).

HOUSEHOLDING OF PROXIES

Under rules adopted by the SEC, we are permitted to deliver a single copy of the proxy materials to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those shareholders who own their shares directly in their own name. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for the Company’s proxy materials, please contact us at Dyadic International, Inc., 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477.

Some brokers and nominees who hold shares on behalf of shareholders may be participating in the practice of householding proxy materials for those shareholders. If your household receives a single copy of proxy materials, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds shares on your behalf and you share the same last name and address with another unitholder for whom a broker or nominee holds shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including those regarding Dyadic’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” “potential,” or “continue” and other similar terms or variations of them or similar terminology. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) failure to commercialize our microbial protein production platforms or our other technologies; (iv) competition, including from alternative technologies; (v) the results of nonclinical studies and clinical trials; (vi) our capital needs; (vii) changes in global economic and financial conditions; (viii) our reliance on information technology; (ix) our dependence on third parties; (x) government regulations and environmental, social and governance issues; and (xi) intellectual property risks; and (xii) our ability to comply with the listing standards of the Nasdaq Stock Market LLC.

For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this Proxy Statement to conform these statements to actual results or to changes in our expectations.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies shall vote the shares they represent in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. It is important that you return your proxy promptly and that your shares be represented. You are urged to vote either by internet, phone or, if you received paper copies of the proxy materials, by mail. If by mail, please mark, date, and sign and return the proxy in the accompanying reply envelope, per the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark Emalfarb
Mark Emalfarb Chief Executive Officer

Jupiter, Florida

May [11], 2026

Appendix A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DYADIC INTERNATIONAL, INC.

Dyadic International, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”), hereby certifies as follows:

First: The name of the Corporation is Dyadic International, Inc. A Certificate of Incorporation of the Corporation was originally filed by the Corporation with the Secretary of State of Delaware on September 23, 2002, and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November l, 2004 and a Second Amended and Restated Certificate of Incorporation was filed on [●]. The Corporation was originally incorporated under the name CCP Worldwide, Inc.

Second: This Restated Certificate of Incorporation restates and integrates, but does not farther amend, the provisions of the Certificate of Incorporation of the Corporation as originally filed and heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the GCL, and was approved by unanimous written consent of the directors of the Corporation without a vote of the stockholders.

Third: The text of the Certificate of Incorporation of the Corporation is hereby restated and superseded to read in its entirety as fol1ows:

ARTICLE I

NAME OF CORPORATION

The name of this corporation (the “Corporation”) is Dyadic International, Inc.

ARTICLE II

REGISTERED OFFICE

The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

ARTICLE IV

AUTHORIZED STOCK [NOTE: below bracketed amounts are illustrative only and show revised authorized stock at ratios of 10:1, 6:1 and 2:1, respectively]

The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be ~~one hundred five million (105,000,000) shares, of which one hundred million (100,000,000)~~[ten million five hundred thousand (10,500,000)][seventeen million five hundred thousand (17,500,000)][fifty two million five hundred thousand (52,500,000)] shares, of which [ten million (10,000,000)][sixteen million six hundred and sixty six thousand six hundred sixty seven (16,666,667)][fifty million (50,000,000)] shares shall be common stock, par value $0.001 per share (the “Common Stock”), and ~~five million~~ [five hundred thousand (500,000)][eight hundred thirty three thousand three hundred thirty three (833,333)][two million five hundred thousand (2,500,000)] shares shall be preferred stock, par value $0.0001 per share (the “Preferred Stock”). All of the shares of Common Stock shall be of one class.

The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by the Board of Directors of the Corporation, authority to do so being hereby expressly vested in the Corporation’s Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series when outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

(a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b) the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, inc1uding the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

(g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with the law and the provisions of this Certificate of Incorporation.

ARTICLE IV

[Omitted as permitted by GCL]

ARTICLE V

ELECTION OF DIRECTORS

A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

B. The election of directors of the Corporation need not be by written ballot unless otherwise required by the Bylaws of the Corporation.

C. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Promptly following the effectiveness of this Section C, directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of office of the Class I directors shall expire at the annual meeting of stockholders to be held in 2005, and, at that meeting, Class I directors shall be elected for a full term of three years. At the annual meeting of stockholders to be held in 2006, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years. At the annual meeting of stockholders to be held in 2007, the term of office of the Class III directors shall expire, and Class m directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, an increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

D. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

E. No stockholder shall be entitled to cumulate votes in the election of directors. Directors may only be removed for cause, as provided in Section 141(k)(1) of the GCL.

F. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

G. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute Jess than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the GCL.

H. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Stock applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

ARTICLE VI

BYLAWS

Subject to paragraph (h) of Section 11.01 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six. and two-thirds percent (66-2/3%) of the voting power of an of the then outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

ARTICLE VII

NUMBER OF DIRECTORS

The number of directors that constitutes the entire Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS

A. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provisions of applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation.

B. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

D. Special meetings of the stockholders of the Corporation may only be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

E. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock of the Corporation required by Jaw, this Certificate of Incorporation or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to approve any of the following actions if such action is not affirmatively recommended by the Board of Directors:

(1) the merger or consolidation of the Corporation with any other corporation or entity;

(2) the sale, conveyance or other disposition of all or substantially all of the assets of the Corporation; or

(3) the conversion of the Corporation into another type of corporation or entity.

ARTICLE IX

LIMITATION ON LIABILITY OF DIRECTORS;

INDEMNIFICATION OF DIRECTORS AND OFFICERS;

PERSONAL LIABILITY OF DIRECTORS

The Corporation shall indemnify each of the Corporation’s directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time (“Section 145”), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by Section 145.

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, “fiduciary duty as a director” shall include any fiduciary duty arising out of service at the Corporation’s request as a director of another corporation, partnership, joint venture or other enterprise, and “personal liability to the Corporation or its stockholders” shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

COMPROMISE OR ARRANGEMENT

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation as the case may be, and also on this Corporation.

ARTICLE XI

AMENDMENT OF PROVISIONS OF

CERTIFICATE OF INCORPORATION

A. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article XII, and all rights conferred upon stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock of the Corporation required by law, this Certificate of Incorporation or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal:

(1) Article VI, VII, VIII, IX or XII of this Certificate of Incorporation, or

(2) any other Article of this Certificate of Incorporation if such alteration, amendment or repeal is not affirmatively recommended by the Board of Directors.

In Witness Whereof, the undersigned caused this Restated Certificate of Incorporation to be duly executed on behalf of the Corporation on [●], 2026.

DYADIC INTERNATIONAL, INC.

By:	/s/ Mark A. Emalfarb
Name:	Mark A. Emalfarb
Title:	Chief Executive Officer

DYADIC

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

During The Meeting - Go to **www.virtualshareholdermeeting.com/DYAI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00170-P52675 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYADIC INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR each of the following:	**For All**	**Withhold All**	**For All Except**
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

01) Seth J Herbst, M.D.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T00171-P52675

DYADIC INTERNATIONAL, INC.
PROXY FOR 2026 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
June 18, 2026

The undersigned shareholder(s) of Dyadic International, Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Mark A. Emalfarb, and/or Ping W. Rawson, individually, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2026 Annual Meeting of Shareholders of the Company ("Annual Meeting"), to be held as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/DYAI2026 on June 18, 2026 at 10:00 a.m., ET, and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, proposals on the reverse side, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR CLASS I DIRECTOR NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Receipt of the Notice of the 2026 Annual Meeting of Shareholders, accompanying Proxy Statement and Annual Report for the year ended December 31, 2025 is hereby acknowledged.

Continued and to be signed on reverse side